UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 3, 2007 (June 29, 2007)

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 29, 2007, MDU Resources Group, Inc. (the “Company”) entered into a term loan agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders thereunder, providing for a commitment amount of $310 million to be used in connection with the financing of the Cascade Natural Gas Corporation (“Cascade”) merger discussed in Item 2.01 below.  The Company borrowed $310 million under the Loan Agreement on July 2, 2007, in connection with the closing of the Cascade merger.  The loan matures on June 27, 2008, and is subject to mandatory prepayment provisions upon (i) the sale of the capital stock or assets of Centennial Power, Inc. or Colorado Energy Management, LLC, (ii) the incurrence of debt obligations by the Company or MDU Energy Capital, LLC, a subsidiary of the Company that indirectly owns Cascade (“Energy Capital”) or (iii) the issuance of capital stock by the Company or Energy Capital.

The Loan Agreement contains customary covenants and default provisions, including covenants of the Company not to permit, as of the end of any fiscal quarter, (i) the ratio of funded debt to total capitalization (determined on a consolidated basis) to be greater than 65 percent or (ii) the ratio of funded debt to capitalization (determined with respect to the Company only, excluding its subsidiaries) to be greater than 65 percent.  The Loan Agreement also includes a covenant requiring the ratio of the Company’s earnings before interest, taxes, depreciation and amortization to interest expense (determined with respect to the Company alone, excluding its subsidiaries), for the twelve-month period ended each fiscal quarter, to be greater than 2.5 to 1.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 2, 2007, the Company issued a press release announcing that its merger with Cascade has been finalized.  As a result of the merger, a subsidiary of the Company now owns all of the outstanding equity securities of Cascade.  The merger is for cash consideration of $26.50 per share of Cascade common stock.  The total value of the transaction, including outstanding Cascade indebtedness, is approximately $475 million.   A copy of the press release is incorporated by reference herein and is attached as Exhibit 99.

The foregoing description of the merger does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger by and among the Company, Firemoon Acquisition, Inc. and Cascade, dated as of July 8, 2006, filed by Cascade as Exhibit 2.1 to its Form 8-K dated July 10, 2006, in File No. 1-7196.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

               (d)    Exhibits

99	Press release issued July 2, 2007.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU RESOURCES GROUP, INC.

Dated: July 3, 2007	By	/s/ Vernon A. Raile
Vernon A. Raile
Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	Press Release issued July 2, 2007